Exhibit 99.2

Immediate Release

HOSPIRA REPORTS FOURTH-QUARTER AND FULL-YEAR 2007 RESULTS

— Provides Sales and Earnings Projections for 2008 —

LAKE FOREST, Ill., Feb. 28, 2008 — Hospira, Inc. (NYSE: HSP), a leading global specialty pharmaceutical and medication delivery company, today reported results for the fourth quarter and full year ended Dec. 31, 2007.

Fourth Quarter:

•                  Net sales increased 33.9 percent to $946.1 million in the fourth quarter of 2007, compared to $706.5 million in the fourth quarter last year. Net sales excluding Mayne Pharma sales grew 8.4 percent.

•                  Adjusted* fourth-quarter 2007 diluted earnings per share were $0.63 versus $0.43 in 2006. GAAP fourth-quarter 2007 diluted earnings per share were $0.47 versus $0.30 for the same period last year.

Full Year:

•                  Net sales increased 27.8 percent to $3.44 billion versus $2.69 billion in 2006. Net sales excluding Mayne Pharma sales grew 4.1 percent.

•                  Adjusted* full-year 2007 diluted earnings per share were $2.19 versus $1.94 last year. GAAP full-year 2007 diluted earnings per share were $0.85 versus $1.48 in 2006.

“In 2007, Hospira delivered another strong year of revenue and profit growth, and we are energized as we begin 2008,” said Christopher B. Begley, chairman and chief executive officer. “We are advancing our global performance and long-term goals with an increased focus on innovating our products and business to meet healthcare needs worldwide.”

Significant Events in 2007

•                  Completed the Mayne Pharma acquisition and made significant progress integrating the two organizations. Hospira attained its acquisition-related operational and financial milestones, including reducing its acquisition-related debt by $400 million, primarily funded by the $551 million in cash flow generated from operations in 2007.

•                  Launched four new generic injectables in selected countries from Hospira’s research and development (R&D) pipeline, and introduced 22 generic compounds already in the company’s portfolio into additional countries around the world.

•                  Received approval from the European Commission to market Hospira’s first biosimilar, Retacrit™ (epoetin zeta), in Europe for the treatment of anemia associated with chronic renal failure and chemotherapy.

•                  Introduced Hospira MedNet®, a scalable and upgradeable patient safety platform, in Australia, its first market outside North America.

•                  Broadened the U.S. launch, late in the year, of the Symbiq® infusion system, an advanced medication management system that combines ease of use, reliability and next-generation technology.

Fourth-Quarter Financial Highlights

The following table highlights net sales, net income and diluted earnings per share (EPS) results for the quarter ended Dec. 31:

In $ millions, except per share amounts	GAAP Three Months Ended Dec. 31,		%	Adjusted* Three Months Ended Dec. 31,		%
	2007	2006	Change	2007	2006	Change
Net Sales	$946.1	$706.5	33.9%	n/a	n/a	n/a
Net Income	$76.1	$47.4	60.5%	$100.3	$67.8	48.0%
Diluted EPS	$0.47	$0.30	56.7%	$0.63	$0.43	46.5%

The primary components of the year-over-year increase in net sales for the fourth quarter are as follows:

•                  Mayne Pharma acquisition — 25.5 percentage points;

•                  Favorable volume/mix in the legacy Hospira business — 6.1 percentage points;

•                  Favorable foreign currency translation — 1.7 percentage points; and

•                  Favorable pricing in the U.S. — 0.4 percentage point.

A schedule detailing net sales by product line for the three- and 12-month periods ended Dec. 31, 2007 and 2006, is attached to this press release.

In conjunction with the previous table, the following summarizes selected financial results for the fourth quarter of 2007 compared to the same period in 2006:

In $ millions	GAAP Three Months Ended Dec. 31,		%	Adjusted* Three Months Ended Dec. 31,		%
	2007	2006	Change	2007	2006	Change
Gross Profit	$338.6	$250.3	35.3%	$363.7	$258.9	40.5%
R&D	$53.8	$55.1	(2.4)%	$53.4	$54.6	(2.1)%
S,G&A	$167.7	$111.7	50.2%	$156.7	$106.2	47.5%
Income from Operations	$114.0	$73.6	54.9%	$153.6	$98.1	56.6%
Statistics (as a % of Net Sales)
Gross Profit	35.8%	35.4%		38.4%	36.6%
R&D	5.7%	7.8%		5.6%	7.7%
S,G&A	17.7%	15.8%		16.6%	15.0%
Income from Operations	12.0%	10.4%		16.2%	13.9%

Results under U.S. Generally Accepted Accounting Principles (GAAP) include items as detailed in the schedules attached to this press release.

The year-over-year improvement in adjusted* gross profit as a percentage of net sales, or adjusted* gross margin, was primarily driven by a better sales mix of Hospira legacy products.

The decrease in adjusted* R&D expense was due to the inclusion of a $21.7 million upfront payment in the fourth quarter of 2006 to STADA Arzneimittel AG for a biogenerics R&D collaboration, which was partially offset by the inclusion of Mayne Pharma’s R&D expense in 2007.

The inclusion of the Mayne Pharma results accounted for a portion of the increase in adjusted* Selling, General and Administrative (S,G&A) expense. In addition, the timing of expenses and increased selling expenses contributed to the adjusted* S,G&A results.

The increase in adjusted* income from operations as a percentage of net sales, or adjusted* operating margin, was driven by the higher adjusted* gross margin and reduced adjusted* R&D spending as a percentage of net sales. The increase was partially offset by higher adjusted* S,G&A results as a percentage of net sales.

Full-year 2007 Financial Highlights

The following table highlights net sales, net income and diluted earnings per share results for the full year ended Dec. 31:

In $ millions, except per share amounts	GAAP Twelve Months Ended Dec. 31,		%	Adjusted* Twelve Months Ended Dec. 31,		%
	2007	2006	Change	2007	2006	Change
Net Sales	$3,436.2	$2,688.5	27.8%	n/a	n/a	n/a
Net Income	$136.8	$237.7	(42.5)%	$350.9	$311.8	12.6%
Diluted EPS	$0.85	$1.48	(42.6)%	$2.19	$1.94	12.9%

Results under GAAP include items as detailed in the schedules attached to this press release.

Cash Flow

Cash flow from operations for the full-year 2007 was $551.1 million, up from $424.2 million in 2006.

Capital expenditures were $210.5 million for the full-year 2007, compared to $235.0 million for the same period in 2006. The decline is due to lower expenditures in 2007 related to the company’s manufacturing optimization initiatives and to information technology requirements as the company completed the build-out of its independent system in 2006.

2008 Projections

Hospira expects net sales growth for 2008 to be approximately 6 to 8 percent.

The company projects that adjusted* diluted earnings per share for 2008 will be in the range of $2.45 to $2.55. The reconciliation between the projected adjusted* diluted earnings per share and GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$2.45 – $2.55

Estimated charges related to planned facilities optimization initiatives (mid-point of an estimated range of $0.07 to $0.09 per diluted share for 2008)	$(0.08)

Estimated integration and other acquisition-related expenses (mid-point of an estimated range of $0.07 to $0.09 per diluted share for 2008)	$(0.08)

Estimated $59 million for the amortization of intangibles related to the Mayne Pharma acquisition	$(0.24)

Diluted earnings per share — GAAP	$2.05 – $2.15

The company projects that cash flow from operations in 2008 will be in the $575 million to $625 million range. The company also expects that depreciation and amortization, excluding amortization of intangibles related to the Mayne Pharma acquisition, will be between $185 million and $195 million. Capital expenditures are projected to be between $190 million and $210 million.

*Use of Non-GAAP Financial Measures

Non-GAAP financial measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

Webcast

Hospira will hold a conference call for investors and media at 8 a.m. Central Time on Thursday, Feb. 28, 2008. A live webcast of the conference call will be available at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper computer setup for receiving the webcast. A replay will be available on the Hospira Web site for 30 days following the call.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™. As the world leader in specialty generic injectable pharmaceuticals, Hospira offers one of the broadest portfolios of generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management solutions. Through its products, Hospira helps improve the safety, cost and productivity of patient care. The company is headquartered in Lake Forest, Ill., and has more than 14,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations, projections of certain charges and expenses, statements regarding the financial impact of the acquisition of Mayne Pharma, and other statements regarding Hospira’s goals and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which is incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Stacey Eisen	Lynn McHugh
(224) 212-2276	(224) 212-2363

Jason Hodges
(224) 212-2863

###

Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in thousands, except for per share amounts)

	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
	2007	2006		2007	2006
Net sales	$946,065	$706,470	33.9%	$3,436,238	$2,688,505	27.8%
Cost of products sold	607,460	456,137	33.2%	2,262,315	1,749,262	29.3%
Gross Profit	338,605	250,333	35.3%	1,173,923	939,243	25.0%

Research and development	53,754	55,095	(2.4)%	201,232	161,621	24.5%
Acquired in-process research and development	3,187	10,000	(68.1)%	87,987	10,000	779.9%
Selling, general and administrative	167,685	111,665	50.2%	582,078	428,038	36.0%
Income From Operations	113,979	73,573	54.9%	302,626	339,584	(10.9)%

Interest expense	31,976	8,025	298.5%	134,517	31,024	333.6%
Other income, net	(7,663)	(3,743)	104.7%	(19,677)	(16,137)	21.9%
Income Before Income Taxes	89,666	69,291	29.4%	187,786	324,697	(42.2)%

Income tax expense	13,609	21,890	(37.8)%	51,028	87,018	(41.4)%
Net Income	$76,057	$47,401	60.5%	$136,758	$237,679	(42.5)%

Earnings Per Common Share:
Basic	$0.48	$0.30	60.0%	$0.87	$1.51	(42.4)%
Diluted	$0.47	$0.30	56.7%	$0.85	$1.48	(42.6)%

Weighted Average Common Shares Outstanding:
Basic	157,770	155,814	1.3%	156,919	157,368	(0.3)%
Diluted	160,282	157,629	1.7%	160,164	160,424	(0.2)%

Hospira, Inc.

Reconciliation of Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in thousands, except per share amounts)

	Three Months Ended December 31,
	2007				2006				% Change vs. Prior Year
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjusted

Net sales	$946,065	$—		$946,065	$706,470	$—		$706,470	33.9%	33.9%
Cost of products sold	607,460	(25,087	) A	582,373	456,137	(8,528	) F	447,609	33.2%	30.1%
Gross Profit	338,605	25,087		363,692	250,333	8,528		258,861	35.3%	40.5%

Research and development	53,754	(327	) B	53,427	55,095	(528	) G	54,567	(2.4)%	(2.1)%
Acquired in-process research and development	3,187	(3,187	) C	—	10,000	(10,000	) H	—	(68.1)%	nm %
Selling, general and administrative	167,685	(11,000	) B	156,685	111,665	(5,448	) G	106,217	50.2%	47.5%
Income From Operations	113,979	39,601		153,580	73,573	24,504		98,077	54.9%	56.6%

Interest expense	31,976	1,425	D	33,401	8,025	—		8,025	298.5%	316.2%
Other income, net	(7,663)	—		(7,663)	(3,743)	—		(3,743)	104.7%	104.7%
Income Before Income Taxes	89,666	38,176		127,842	69,291	24,504		93,795	29.4%	36.3%

Income tax expense	13,609	13,933	E	27,542	21,890	4,132	E	26,022	(37.8)%	5.8%
Net Income	$76,057	$24,243		$100,300	$47,401	$20,372		$67,773	60.5%	48.0%

Earnings Per Common Share:
Basic	$0.48	$0.16		$0.64	$0.30	$0.13		$0.43	60.0%	48.8%
Diluted	$0.47	$0.16		$0.63	$0.30	$0.13		$0.43	56.7%	46.5%

Weighted Average Common Shares Outstanding:
Basic	157,770	157,770		157,770	155,814	155,814		155,814	1.3%	1.3%
Diluted	160,282	160,282		160,282	157,629	157,629		157,629	1.7%	1.7%

Statistics (as a % of Net Sales, except for income tax rate)

Gross Profit	35.8%	38.4%	35.4%	36.6%

R&D	5.7%	5.6%	7.8%	7.7%

S,G&A	17.7%	16.6%	15.8%	15.0%

Income From Operations	12.0%	16.2%	10.4%	13.9%

Income Before Income Taxes	9.5%	13.5%	9.8%	13.3%

Net Income	8.0%	10.6%	6.7%	9.6%

Income Tax Rate	15.2%	21.5%	31.6%	27.7%

A — Includes intangible assets amortization of $12,515 related to the Mayne Pharma acquisition; charges of $4,137 related to the planned closures of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL facilities as part of Hospira’s manufacturing optimization initiatives; Mayne Pharma integration charges of $927; and $7,508 related to the impairment of the intangible asset for brain-function monitoring devices.

B — Acquisition integration charges.

C — Acquired in-process research and development related to a product acquisition.

D — Other acquisition-related (charge) refund: refund of bridge loan fees incurred as a result of the Mayne Pharma acquisition expensed upon refinancing of loan during the first quarter.

E — Reflects the tax effect of the above adjustments.

F — Includes charges of $14,009 related to the planned closures of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL facilities as part of Hospira’s manufacturing optimization initiatives; a reduction of the obligation associated with the sale of the Salt Lake City, UT manufacturing plant to ICU Medical ($5,725); non-recurring transition charges of $130 as a result of the spin-off from Abbott Laboratories; and Mayne Pharma integration charges of $114.

G — Non-recurring transition charges as a result of the spin-off from Abbott Laboratories, integration and other acquisition-related charges.

H — Acquired in-process research and development related to the acquisition of BresaGen.

nm = Percent change is not meaningful.

Hospira, Inc.

Reconciliation of Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2007				2006				% Change vs. Prior Year
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjusted

Net sales	$3,436,238	$—		$3,436,238	$2,688,505	$—		$2,688,505	27.8%	27.8%
Cost of products sold	2,262,315	(151,168	) A	2,111,147	1,749,262	(54,225	) G	1,695,037	29.3%	24.5%
Gross Profit	1,173,923	151,168		1,325,091	939,243	54,225		993,468	25.0%	33.4%

Research and development	201,232	(1,604	) B	199,628	161,621	(3,794	) H	157,827	24.5%	26.5%
Acquired in-process research and development	87,987	(87,987	) C	—	10,000	(10,000	) I	—	779.9%	nm
Selling, general and administrative	582,078	(36,153	) B	545,925	428,038	(28,592	) H	399,446	36.0%	36.7%
Income From Operations	302,626	276,912		579,538	339,584	96,611		436,195	(10.9)%	32.9%

Interest expense	134,517	(840	) D	133,677	31,024	—		31,024	333.6%	330.9%
Other income, net	(19,677)	(5,653	) E	(25,330)	(16,137)	—		(16,137)	21.9%	57.0%
Income Before Income Taxes	187,786	283,405		471,191	324,697	96,611		421,308	(42.2)%	11.8%

Income tax expense	51,028	69,218	F	120,246	87,018	22,519	F	109,537	(41.4)%	9.8%
Net Income	$136,758	$214,187		$350,945	$237,679	$74,092		$311,771	(42.5)%	12.6%

Earnings Per Common Share:
Basic	$0.87	$1.37		$2.24	$1.51	$0.47		$1.98	(42.4)%	13.1%
Diluted	$0.85	$1.34		$2.19	$1.48	$0.46		$1.94	(42.6)%	12.9%

Weighted Average Common Shares Outstanding:
Basic	156,919	156,919		156,919	157,368	157,368		157,368	(0.3)%	(0.3)%
Diluted	160,164	160,164		160,164	160,424	160,424		160,424	(0.2)%	(0.2)%

Statistics (as a % of Net Sales, except for income tax rate)

Gross Profit	34.2%	38.6%	34.9%	37.0%

R&D	5.9%	5.8%	6.0%	5.9%

S,G&A	16.9%	15.9%	15.9%	14.9%

Income From Operations	8.8%	16.9%	12.6%	16.2%

Income Before Income Taxes	5.5%	13.7%	12.1%	15.7%

Net Income	4.0%	10.2%	8.8%	11.6%

Income Tax Rate	27.2%	25.5%	26.8%	26.0%

A — Includes inventories step-up charge of $53,113 and intangible assets amortization of $47,455 related to the Mayne Pharma acquisition; charges of $37,571 related to the planned closures of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL facilities as part of Hospira’s manufacturing optimization initiatives; a reduction of the obligation associated with the 2005 sale of the Salt Lake City, UT manufacturing plant to ICU Medical ($1,579); Mayne Pharma integration charges of $7,100; and $7,508 related to the impairment of the intangible asset for brain-function monitoring devices.

B — Acquisition integration charges.

C — Acquired in-process research and development related to the acquisition of Mayne Pharma of $84,800 and $3,187 related to a product acquisition.

D — Other acquisition-related charge: $2,265 of bridge loan fees incurred as a result of the Mayne Pharma acquisition expensed upon refinancing of loan during the first quarter net of a refund of $1,425 received in the fourth quarter.

E — Other acquisition-related charge: foreign exchange losses related to the Mayne Pharma acquisition.

F — Reflects the tax effect of the above adjustments, except for the non-tax deductible write-off of acquired in-process research and development related to certain acquisitions.

G — Includes charges of $64,251 related to the planned closures of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL facilities as part of Hospira’s manufacturing optimization initiatives; a reduction of the obligation associated with the sale of the Salt Lake City, UT manufacturing plant to ICU Medical ($6,825); a gain on the sale of the Donegal, Ireland facility ($7,851); Mayne Pharma integration charges of $114; and non-recurring transition charges of $4,536 as a result of the spin-off from Abbott Laboratories.

H — Non-recurring transition charges as a result of the spin-off from Abbott Laboratories, integration and other acquisition-related charges.

I —  Acquired in-process research and development related to the acquisition of BresaGen.

nm = Percent change is not meaningful.

Hospira, Inc.

Reconciliation of Diluted Earnings Per Share

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

Diluted Earnings Per Share - GAAP	$0.47	$0.30	$0.85	$1.48

Adjustments:

Mayne Pharma acquisition related:

Acquired in-process research and development	—	—	0.53	—

Inventories step-up charge	—	—	0.23	—

Integration and other acquisition-related charges	0.04	0.01	0.21	0.01

Intangible assets amortization	0.06	—	0.20	—

Charges related to manufacturing optimization initiatives	0.02	0.07	0.14	0.30

Intangible asset impairment for brain-function monitoring devices	0.03	—	0.03	—

Acquired in-process research and development related to product acquisition	0.01	—	0.01	—

Non-recurring transition charges as a result of the spin-off from Abbott Laboratories	—	0.02	—	0.16

Acquired in-process research and development – BresaGen	—	0.06	—	0.06

Gain on the sale of the Donegal, Ireland facility	—	(0.03)	—	(0.04)

Reduction of obligation related to the 2005 sale of the Salt Lake City, UT manufacturing plant	—	—	(0.01)	(0.03)
Subtotal of Adjustments	0.16	0.13	1.34	0.46

Diluted Earnings per Share – Adjusted	$0.63	$0.43	$2.19	$1.94

Hospira, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(dollars in thousands)

	December 31,	December 31,
	2007	2006
Assets
Current Assets:
Cash and cash equivalents	$241,068	$322,045
Net trade receivables	558,989	335,334
Inventories	766,620	626,934
Prepaid expenses, deferred income taxes and other receivables	274,343	238,577
Total Current Assets	1,841,020	1,522,890

Net property and equipment	1,276,934	1,039,431
Net intangible assets	553,977	17,103
Goodwill	1,240,870	91,857
Deferred income taxes	79,435	76,367
Investments	23,742	31,341
Other assets	68,688	68,598
Total Assets	$5,084,666	$2,847,587

Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$58,494	$4,532
Trade accounts payable	190,312	130,968
Salaries, wages and commissions	143,597	102,037
Other accrued liabilities and deferred income taxes	401,886	368,689
Total Current Liabilities	794,289	606,226
Long-term debt	2,184,385	702,044
Post-retirement obligations, deferred income taxes and other long-term liabilities	360,768	178,228
Commitments and Contingencies
Shareholders’ Equity	1,745,224	1,361,089
Total Liabilities and Shareholders’ Equity	$5,084,666	$2,847,587

Hospira, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in thousands)

	Twelve Months Ended December 31,
	2007	2006
Cash Flow From Operating Activities:

Net income	$136,758	$237,679
Adjustments to reconcile net income to net cash from operating activities–
Depreciation	183,031	154,790
Amortization of intangibles	52,108	1,927
Write-off of acquired in-process research and development	87,987	10,000
Step-up value of acquired inventories sold	53,113	—
Stock-based compensation expense	39,427	35,900
Impairment of long-lived assets	7,508	—
Net gains on sales of assets	(4,988)	(7,851)
Changes in assets and liabilities—
Trade receivables	(30,623)	(1,132)
Inventories	34,429	(106,056)
Prepaid expenses and other assets	17,941	(19,660)
Trade accounts payable	7,052	7,899
Other liabilities	(40,136)	88,240
Other, net	7,444	22,454
Net Cash Provided by Operating Activities	551,051	424,190

Cash Flow From Investing Activities:

Capital expenditures (including instruments placed with or leased to customers of $36,694 in 2007 and $46,283 in 2006)	(210,517)	(234,961)
Acquisition of Mayne Pharma Limited, net of cash acquired	(1,961,285)	—
Acquisitions, including payments for deferred consideration	(19,240)	(17,109)
Purchases of intangibles and other investments	(5,501)	(18,449)
Settlements of foreign currency contracts	(55,701)	—
Proceeds from dispositions of product rights	13,771	—
Proceeds from sale of facility	—	19,283
Sales of marketable securities	10,434	—
Net Cash Used in Investing Activities	(2,228,039)	(251,236)

Cash Flow From Financing Activities:

Issuance of long-term debt, net of fees paid	3,336,198	—
Repayment of long-term debt	(1,825,165)	(144)
Other borrowings, net	(6,198)	2,653
Payment to Abbott Laboratories for international assets	—	(126,235)
Common stock repurchased	—	(299,766)
Excess tax benefit from stock-based compensation arrangements	2,282	3,403
Proceeds from stock options exercised	73,102	42,361
Net Cash Provided by (Used in) Financing Activities	1,580,219	(377,728)

Effect of exchange rate changes on cash and cash equivalents	15,792	6,209

Net change in cash and cash equivalents	(80,977)	(198,565)
Cash and cash equivalents at beginning of year	322,045	520,610
Cash and cash equivalents at end of year	$241,068	$322,045

Supplemental Cash Flow Information:
Cash paid during the year-
Interest	$127,445	$43,989
Income taxes, net	$72,444	$28,592

Hospira, Inc.

Net Sales by Product Line

(Unaudited)

(dollars in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2007	2006	% Change	2007	2006	% Change
U.S. –

Specialty Injectable Pharmaceuticals	$255,858	$216,642	18.1%	$875,619	$807,557	8.4%
Medication Delivery Systems	229,956	228,985	0.4%	890,005	855,483	4.0%
Injectable Pharmaceutical Contract Manufacturing	37,400	43,387	(13.8)%	149,032	183,266	(18.7)%
Sales to Abbott Laboratories	18,920	19,604	(3.5)%	74,711	90,464	(17.4)%
Mayne Pharma	25,422	—	nm	101,284	—	nm
Other	70,418	71,982	(2.2)%	283,447	283,731	(0.1)%

Total U.S.	637,974	580,600	9.9%	2,374,098	2,220,501	6.9%

International —

Sales to Third Parties	130,514	107,445	21.5%	464,984	397,677	16.9%
Sales to Abbott Laboratories	22,715	18,425	23.3%	60,597	70,327	(13.8)%
Mayne Pharma	154,862	—	nm	536,559	—	nm

Total International	308,091	125,870	144.8%	1,062,140	468,004	127.0%

Net Sales	$946,065	$706,470	33.9%	$3,436,238	$2,688,505	27.8%

Net Sales excluding Mayne Pharma	$765,781	$706,470	8.4%	$2,798,395	$2,688,505	4.1%

nm = Percent change is not meaningful.

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in thousands)

Three Months Ended December 31,
Net Sales	Income from Operations
2007	2006	% Change	2007	2006	% Change

U.S.	$637,974	$580,600	9.9%	$96,894	A	$106,502	A	(9.0)%

International	308,091	125,870	144.8%	42,258	B	(13,873	)B	404.6%
Total reportable segments	$946,065	$706,470	33.9%	139,152	92,629	50.2%
Corporate functions	(25,173	)C	(19,056	)C	32.1%
Income from operations	113,979	73,573	54.9%
Other, net	(24,313	)D	(4,282)	467.8%
Income before income taxes	$89,666	$69,291	29.4%

Included in the reported Income before income taxes above, are the following charges:

A — U.S.
Mayne Pharma acquisition related:
Acquired in-process research and development	$—	$—
Inventories step-up charge	—	—
Integration and other acquisition-related charges	1,203	1,934
Intangible assets amortization	3,270	—
Charges related to manufacturing optimization initiatives	8,054	9,827
Non-recurring transition charges as a result of the spin-off from Abbott Laboratories, integration and other acquisition-related charges	9	3,851
Intangible asset impairment for the brain-function monitoring devices	7,508	—
Reduction of obligation related to the 2005 sale of the Salt Lake City, UT manufacturing plant	—	(5,725)
Total U.S.	20,044	9,887

B — International
Mayne Pharma acquisition related:
Acquired in-process research and development	—	—
Inventories step-up charge	—	—
Integration and other acquisition-related charges	6,924	—
Intangible assets amortization	9,245	—
Charges related to manufacturing optimization initiatives	(3,917)	4,182
Non-recurring transition charges as a result of the spin-off from Abbott Laboratories, integration and other acquisition-related charges	—	287
Acquired in-process research and development – BresaGen	—	10,000
Acquired in-process research and development related to product acquisition	3,187	—
Gain on the sale of the Donegal, Ireland facility	—	—
Total International	15,439	14,469

C — Corporate
Integration and other acquisition-related charges	4,118	—
Non-recurring transition charges as a result of the spin-off from Abbott Laboratories	—	148
Total Corporate	4,118	148

D — Other, net
Integration and other acquisition-related charges, net of refund	(1,425)	—
Total Other, net	(1,425)	—

Total	$38,176	$24,504

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in thousands)

	Twelve Months Ended December 31,
	Net Sales			Income from Operations
	2007	2006	% Change	2007		2006		% Change

U.S.	$2,374,098	$2,220,501	6.9%	$308,494	A	$384,240	E	(19.7)%

International	1,062,140	468,004	127.0%	76,636	B	15,572	F	392.1%
Total reportable segments	$3,436,238	$2,688,505	27.8%	385,130		399,812		(3.7)%
Corporate functions				(82,504	)C	(60,228	)G	37.0%
Income from operations				302,626		339,584		(10.9)%
Other, net				(114,840	)D	(14,887)		671.4%
Income before income taxes				$187,786		$324,697		(42.2)%

	Included in the reported Income before income taxes above, are the following charges:

		A — U.S.
		Mayne Pharma acquisition related:
		Acquired in-process research and development			$66,300	$—
		Inventories step-up charge		11,171		—
		Integration and other acquisition-related charges		14,841		1,934
		Intangible assets amortization		11,990		—
		Charges related to manufacturing optimization initiatives		32,216		35,333
		Non-recurring transition charges as a result of the spin-off from Abbott Laboratories, integration and other acquisition-related charges		575		23,741
		Intangible asset impairment for the brain-function monitoring devices		7,508		—
		Reduction of obligation related to the 2005 sale of the Salt Lake City, UT manufacturing plant		(1,579)		(6,825)
		Total U.S.		143,022		54,183

		B — International
		Mayne Pharma acquisition related:
		Acquired in-process research and development		18,500		—
		Inventories step-up charge		41,942		—
		Integration and other acquisition-related charges		10,009		—
		Intangible assets amortization		35,465		—
		Charges related to manufacturing optimization initiatives		5,355		28,918
		Non-recurring transition charges as a result of the spin-off from Abbott Laboratories, integration and other acquisition-related charges		—		8,613
		Acquired in-process research and development – BresaGen		—		10,000
		Acquired in-process research and development related to product acquisition		3,187		—
		Gain on the sale of the Donegal, Ireland facility		—		(7,851)
		Total International		114,458		39,680

		C — Corporate
		Integration and other acquisition-related charges		19,432		—
		Non-recurring transition charges as a result of the spin-off from Abbott Laboratories		—		2,748
		Total Corporate		19,432		2,748

		D — Other, net
		Integration and other acquisition-related charges, net of refund		6,493		—
		Total Other, net		6,493		—

		Total		$283,405		$96,611